U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2009.

American Capital Agency Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34057	26-1701984
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 968-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On October 26, 2009, American Capital Agency Corp. (the "Company") and American Capital Agency Management, LLC entered into an Underwriting Agreement (the "Underwriting Agreement" with Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and UBS Securities LLC, acting as representatives of the several underwriters named in Schedule I to the Underwriting Agreement (collectively, the "Underwriters"), with respect to (i) the sale by the Company of 5,000,000 shares of the Company's common stock to the Underwriters at a purchase price of $25.3365 per share and (ii) the grant by the Company to the Underwriters of an option to purchase all or part of 750,000 additional shares of the Company's common stock to cover over allotments, if any. The Company agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the Underwriters may be required to make in respect of these liabilities. In the ordinary course of business the Underwriters or their respective affiliates have engaged and may in the future engage in various financing, commercial banking and investment banking services with, and provide financial advisory services to, the Company and its affiliates for which they have received or may receive customary fees and expenses.

The Underwriting Agreement is filed as Exhibit 1.1 to this Report, and the description of the material terms of the Underwriting Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference. The Underwriting Agreement is filed with reference to the Company's Registration Statement on Form S-3 (No. 333-159650).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibit is filed herewith for incorporation by reference into American Capital Agency Corp.'s Registration Statement on Form S-3 (No. 333-159650) as an exhibit to such Registration Statement.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Exhibit
1.1

Underwriting Agreement, dated October 26, 2009, by and among American Capital Agency Corp., American Capital Agency Management, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and UBS Securities LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL AGENCY CORP.

Dated: October 30, 2009	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President and Secretary